Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Fiesta Restaurant Group, Inc. Closes 10 Pollo Tropical Restaurants; Will Rebrand up to Three Restaurants as Taco Cabana Restaurants

DALLAS, Texas - (Business Wire) - October 24, 2016 - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast casual restaurant brands, today announced that it has closed 10 Pollo Tropical restaurants and will rebrand up to three of these restaurants in Texas as Taco Cabana restaurants. The Company also announced expected impairment, lease and other charges for the third and fourth quarters 2016 and third quarter 2016 comparable restaurant sales results.

The decision to close restaurants was based on a restaurant portfolio examination as part of the Company’s strategic review process to enhance long-term shareholder value. Affected restaurants include eight in Texas, one in Nashville, Tennessee and one in Atlanta, Georgia. Nearly all employees impacted by closures will be offered positions at nearby restaurants.

Interim Fiesta President and Chief Executive Officer Danny Meisenheimer said, “After a period of aggressively growing Pollo Tropical in Texas we have hit the pause button to focus on building brand affinity, frequency and awareness, while continuing balanced system development over time. We believe closing or rebranding these underperforming stores provides the opportunity to further strengthen our operational and financial performance across the remaining restaurants in Texas and across our Pollo Tropical brand as a whole.”

Mr. Meisenheimer added, “We remain optimistic about the future growth opportunities for both our Pollo Tropical and Taco Cabana brands and believe that the steps we are taking now provide opportunity for success in 2017 and beyond.”

The Company currently estimates it will recognize impairment charges of approximately $18 million to $21 million in the third quarter 2016, and related lease and other charges of $2 million to $4 million in the fourth quarter 2016 based upon the actual timing of restaurant closures. The closed restaurants contributed approximately $4.8 million of pre-tax operating losses to results in 2016 through the end of the third quarter 2016.

Preliminary Third Quarter 2016 Comparable Restaurant Sales Results

The Company also announced the following comparable restaurant sales results for the third quarter 2016, which ended October 2, 2016:

▪	Comparable restaurant sales at Pollo Tropical decreased 1.0%; and

▪	Comparable restaurant sales at Taco Cabana decreased 4.1%.

Mr. Meisenheimer concluded, “As always, we are focused on delivering the best products and experience to our guests.  Although the industry backdrop remains soft and comparable sales at Pollo Tropical continue to be negatively impacted by sales cannibalization, traffic trends improved at the end of the third quarter at both brands driven, in part, by compelling product and value promotions.”

The Company will release full third quarter 2016 financial results on Monday, November 7, 2016 after market close and will hold a conference call at 4:45 PM ET. The conference call can be accessed live over the phone by dialing 201-689-8562. A replay will be available after the call until Monday, November 14, 2016, and can be accessed by dialing 858-384-5517. The passcode is 13646683. The conference call will also be webcast live from the corporate website at www.frgi.com, under the investor relations section. A replay of the webcast will be available through the corporate website shortly after the call has concluded.

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical and Taco Cabana restaurant brands. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique Caribbean and Mexican inspired flavors with broad appeal at a compelling value. The brands feature made-from-scratch cooking, fresh salsa bars, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," "intends" or similar expressions. In addition, expressions of Fiesta's strategies, intentions or plans are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta's control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta's filings with the Securities and Exchange Commission.